Exhibit 99.1

Concur Technologies Exceeds Revenue and Earnings Expectations for

3rd Quarter Fiscal 2006 Driven by 62% Growth in Subscriptions

Company’s Introduction of End-to-End Travel and Expense Management Service

Redefines Market

REDMOND, WA – July 26, 2006 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM), today reported financial results for its third quarter ended June 30, 2006.

Concur reported revenue for the third quarter of fiscal 2006 of $26.9 million, which was driven by 62% year-over-year growth in subscription revenue. Total revenue for the quarter was up 44% from the year-ago quarter. Fiscal 2006 third quarter net income, which includes amortization of intangible assets, share-based compensation, and the release of reserves against deferred tax assets, was $31.6 million, or $0.79 per share. Excluding the benefit of the release of reserves against deferred tax assets, fiscal 2006 third quarter net income was $2.4 million, or $0.06 per share, and was $0.01 per share higher than the company expected. This compares to net income of $1.7 million, or $0.05 per share, in the year-ago quarter.

“Total revenue, subscription revenue, earnings and free cash flow reached record levels as the company continues to see strong demand for its services. We are raising our revenue guidance for the year and, excluding the impact of becoming book-tax effective, our earnings expectations for the year are exactly the same as discussed last quarter,” said Steve Singh, chairman and chief executive officer.

Singh continued, “Concur is redefining travel and expense management by offering our customers one seamless end-to-end service that combines online travel booking and expense reporting—delivering both an unparalleled user experience and robust analytics to drive better decision making. By enabling companies to compare booking and itinerary data to actual expense data, Concur is providing customers with greater visibility into employee business travel expenses and helping them drive even more costs out of their businesses.”

Financial Highlights

•	Total revenue was $26.9 million for the third quarter of fiscal 2006, up 44% compared to the year-ago quarter and up 14% sequentially.

•	Subscription revenue of $22.4 million for the third quarter of fiscal 2006 grew 62% from the year-ago quarter and 16% sequentially.

•	Net income was $31.6 million, or $0.79 per share, for the third quarter of fiscal 2006, up $0.74 compared to the year-ago quarter and up $0.77 sequentially. Excluding the benefit of the release of reserves against deferred tax assets of $0.73 per share, fiscal 2006 third quarter net income was $0.06 per share, and was $0.01 per share higher than the company expected.

•	Non-GAAP net income, which excludes share-based compensation expense, intangible amortization expense, and the benefit associated with the release of reserves against deferred tax assets, was $4.6 million, up 130% compared to the year-ago quarter and up 71% sequentially.

•	Non-GAAP earnings per share for the third quarter of fiscal 2006 totaled $0.12, up $0.06 compared to the year-ago quarter, and up $0.05 sequentially.

•	A reduction to the provision for income taxes from the release of reserves against deferred tax assets was recognized in the quarter totaling $29.1 million, or $0.73 per share.

•	Deferred revenue was $25.0 million for the third quarter of fiscal 2006, up 26% compared to the year-ago quarter and up 3% sequentially.

•	Cash flow from operations was $4.8 million for the third quarter of fiscal 2006, down 18% from the year-ago quarter and up 78% sequentially.

•	Operating margin was 10% for the third quarter of fiscal 2006, up 1 percentage point from the year-ago quarter and up 5 percentage points sequentially.

•	Non-GAAP operating margin, which excludes share-based compensation expense and intangible amortization expense, was 18% for the third quarter of fiscal 2006, up 7 percentage points from the year ago quarter, and up 5 percentage points sequentially.

Recent Business Highlights

•	Concur signed contracts with new and existing customers, including Combest, Inc., Dole Food Company, Inc., Emergin, Inc., Freightliner LLC, Mitsubishi UFJ Securities International plc, The Nature Conservancy, Oshkosh Truck Corporation, Royal Caribbean Cruises Ltd., Safety-Kleen Systems, Inc., Stein Mart, Webasto Product NA and Willis North America, Inc.

•	Concur announced at the National Business Travel Association’s (NBTA) International Conference and Exposition the debut of a seamless combination of Cliqbook® Travel and Concur® Expense Service to help customers further streamline the Corporate Expense Management process.

•	Concur announced that Cliqbook Travel customers now have access to content from Park N’ Fly Network™ and Virgin Blue Airlines, along with innovative new hotel booking features.

•	Concur was selected by BusinessWeek Magazine to its “100 Hot Growth Companies” list.

•	Concur was selected by Fortune Small Business Magazine to its “America’s 100 Fastest Growing Small Companies” list.

•	Concur was selected by Business 2.0 Magazine to its “100 Fastest-Growing Tech Companies” list.

•	Concur was selected by Fortune Magazine to its “Global Outsourcing 100” list.

•	Concur was selected by the Seattle Times to its “Northwest 100” list.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents. Our current expectations now include the impact of an estimated effective tax rate for all periods presented.

•	Concur reaffirms its fiscal 2006 and 2007 earnings expectations, and is updating its financial measures to reflect becoming tax effective on both a GAAP and Non-GAAP basis.

•	Concur expects total revenue to be $26.0 million for the fourth quarter of fiscal 2006, $96.0 million for fiscal 2006, and to be between $120.0 million and $125.0 million for fiscal 2007.

•	Concur expects earnings per share for the fourth quarter of fiscal 2006 to be $0.03 including an estimated effective tax rate of 49% and non-GAAP earnings per share to be $0.07 including an estimated effective tax rate of 34%. Excluding the impact of the estimated effective taxes, Concur expects earnings per share for the fourth quarter of fiscal 2006 to be $0.06 and non-GAAP earnings per share to be $0.11.

•	Concur expects earnings per share for fiscal 2006 to be $0.86 per share including the benefit of the release of reserves against deferred tax assets of $0.73 per share and the estimated effective tax expense on fiscal 2006 fourth quarter earnings of $0.03 per share.

•	Concur expects the fiscal 2007 operating margin to grow by 100 basis points over fiscal 2006.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM). Concur’s integrated suite of on-demand CEM services enables organizations of all sizes to automate and control spending – driving the costs out of the corporate travel booking and expense reporting processes while providing enhanced visibility and actionable expense analysis. Concur’s services reach millions of employees across thousands of organizations around the world – streamlining business processes, reducing operating costs and improving internal controls – while empowering companies to apply greater insight into their spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our service offerings, including those integrating the Outtask online travel management service; retention and expansion of customers; continued use and adoption of on-demand services; the scalability of the hosting infrastructure for our integrated service offerings; changes in the level of business travel that may reduce the use of our products and services or inhibit new sales of our integrated products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Outtask offerings; uncertain market acceptance of our combined products and services or future products and services; the overall level of customer demand for corporate expense management products and services; uncertainty with respect to new laws, regulations, and standards, notably those adopted in connection with the Sarbanes-Oxley Act of 2002; unanticipated changes in the valuation of our deferred tax assets and liabilities or by changes in tax laws or their interpretation; and fluctuations with respect to the reporting of compensation cost relating to share-based payment transactions.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2006	2005	2006	2005
Revenues from services:
Subscription	$22,385	$13,861	$56,790	$38,620
Consulting & Other	4,489	4,747	12,863	13,589

Total revenues	26,874	18,608	69,653	52,209

Expenses:
Cost of operations	10,153	7,349	27,779	20,913
Sales and marketing	6,067	4,431	16,491	12,872
Systems development and programming	3,793	2,168	9,057	7,050
General and administrative	3,546	2,701	10,289	7,522
Amortization of intangible assets	706	285	1,597	855

Total operating expenses	24,265	16,934	65,213	49,212

Income from operations	2,609	1,674	4,441	2,997
Other income, net	(170)	54	(302)	231

Income before income taxes	2,439	1,728	4,139	3,228
Provision for income taxes	29,120	—	29,000	—

Net income	$31,559	$1,728	$33,139	$3,228

Net income per share
Basic	$0.88	$0.05	$0.96	$0.10
Diluted	$0.79	$0.05	$0.85	$0.09

Weighted shares outstanding
Basic	35,914	32,629	34,695	32,870
Diluted	39,912	35,867	38,908	36,340

Non-GAAP Results (See About Concur’s Non-GAAP Financial Measures below)

Non-GAAP operating income	$4,793	$1,959	$9,486	$4,137
Non-GAAP operating margin	18%	11%	13%	8%
Non-GAAP net income	$4,623	$2,013	$9,064	$4,369

Non-GAAP net income per share
Basic	$0.13	$0.06	$0.26	$0.13
Diluted	$0.12	$0.06	$0.23	$0.12

Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	35,914	32,629	34,695	32,870
Diluted	39,912	35,867	38,908	36,340

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Jun 30, 2006	Sep 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$17,093	$16,202
Accounts receivable, net	19,518	12,374
Prepaid expenses	2,335	1,386
Deferred Tax Asset - Current, Net	2,680	—
Other current assets	5,337	3,527

Total current assets	46,963	33,489

Property and equipment, net	19,796	15,021
Restricted cash	500	500
Intangible assets, net of amortization	10,693	2,090
Goodwill	58,940	3,704
Deferred Tax Asset - Long-term, Net	26,405	—
Other assets	7,164	5,847

Total assets	$170,461	$60,651

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$13,282	$6,215
Current portion of long-term obligations	2,828	145
Current portion of deferred revenues	17,527	13,298

Total current liabilities	33,637	19,658

Long-term obligations, net of current	17,147	3,050
Long-term deferred revenues, net of current	7,479	7,251

Total liabilities	58,263	29,959

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 36,158 and 33,216 at June 30, 2006 and September 30, 2005 respectively	283,386	235,058
Accumulated other comprehensive income	65	27
Accumulated deficit	(171,253)	(204,393)

Total stockholders’ equity	112,198	30,692

Total liabilities and stockholders’ equity	$170,461	$60,651

CONCUR TECHNOLOGIES, INC

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2006	2005	2006	2005
Operating activities
Net income	$31,559	$1,728	$33,139	$3,228
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	706	285	1,597	855
Depreciation	1,358	833	3,676	2,075
Leasehold improvements received from a lessor		3,200	—	3,200
Provision for allowance for accounts receivable	393	224	1,382	446
Share-based compensation	1,474	—	3,446	—
Deferred Income Tax	(29,085)	—	(29,085)	—
Changes in operating assets and liabilities:
Accounts receivable	(171)	(601)	(5,376)	(1,853)
Prepaid expenses, deposits, and other assets	(1,323)	(842)	(3,927)	(2,834)
Accounts payable	(1,669)	620	494	1,055
Accrued liabilities	720	(210)	(113)	(1,248)
Deferred revenues	795	583	3,671	3,171

Net cash provided by operating activities	4,757	5,820	8,904	8,095

Investing activities
Acquisition of leasehold improvements	—	(3,200)	—	(3,200)
Decrease in restricted cash balances	—	50	—	50
Purchases of property and equipment	(2,773)	(3,014)	(7,684)	(7,697)
Payments for acquisition, net of cash acquired	608	—	(21,900)	—

Net cash used in investing activities	(2,165)	(6,164)	(29,584)	(10,847)

Financing activities
Proceeds from borrowings	—	—	18,000	—
Proceeds from issuance of common stock from exercise of stock options	1,469	774	4,177	1,406
Proceeds from issuance of common stock from employee stock purchase plan	191	767	605	1,546
Payments on re-purchase of company stock	—	(298)	—	(8,987)
Payments on borrowings and capital leases	(630)	—	(1,260)	(205)

Net cash provided by / (used by) financing activities	1,030	1,243	21,522	(6,240)

Effect of foreign currency exchange rates on cash and cash equivalents	131	(96)	49	25

Net increase/(decrease) in cash and cash equivalents	3,753	803	891	(8,967)

Cash and cash equivalents at beginning of period	13,340	13,965	16,202	23,735

Cash and cash equivalents at end of period	$17,093	$14,768	$17,093	$14,768

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

Reconciliation of Historical Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2006	2005	2006	2005
Non-GAAP operating income reconciliation:
Income from operations	$2,609	$1,674	$4,441	$2,997
Income from operations as a % of total revenue (Operating Margin)	10%	9%	6%	6%
Add back:
Effect of share based compensation on operating income	1,478	—	3,448	—
Effect of amortization of intangibles on operating income	706	285	1,597	855
Cost of terminated acquisition	—	—	—	285

Non-GAAP operating income	$4,793	$1,959	$9,486	$4,137

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	18%	11%	14%	8%

Non-GAAP net income reconciliation:
Net income	$31,559	$1,728	$33,139	$3,228
Add back:
Share based compensation	1,478	—	3,448	—
Amortization of intangibles	706	285	1,597	855
Cost of terminated acquisition	—	—	—	285
Release of reserve on deferred tax assets	(29,120)	—	(29,120)	—

Non-GAAP net income	$4,623	$2,013	$9,064	$4,368

Non-GAAP diluted earnings per share reconciliation:
Earnings per share	$0.79	$0.05	$0.85	$0.09
Add back:
Effect of share based compensation on earnings per share	0.04	—	0.09	—
Effect of amortization of intangibles on earnings per share	0.02	0.01	0.04	0.02
Cost of terminated acquisition	—	—	—	0.01
Release of reserve on deferred tax assets	(0.73)	—	(0.75)	—

Non-GAAP earnings per share	$0.12	$0.06	$0.23	$0.12

Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	35,914	32,629	34,695	32,870
Diluted	39,912	35,867	38,908	36,340

Reconciliation of Projected Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share (Unaudited)

	Three months ended Sept 30, 2006		Year ended Sept 30, 2006
Earnings per share, including the provision for income taxes	$0.03		$0.86
Add back:
Effect of share based compensation on earnings per share	0.04		0.13
Effect of amortization of intangibles on earnings per share	0.02		0.06
Release of reserve on deferred tax assets	—		(0.73)
Provision for income taxes[1]	(0.02)		(0.02)

Non-GAAP earnings per share, including the provision for income taxes	$0.07		$0.30

Note 1: Tax impact of non-GAAP adjustments described above

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures (Continued)

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in and our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP earnings per share. Concur excludes the following items from each of these non-GAAP financial measures:

•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these expenses from our non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

•	Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Costs associated with an abandoned acquisition. In the first quarter of fiscal 2005 we recorded costs related to a potential acquisition of another company that we evaluated and chose not to pursue. We excluded this amount from our non-GAAP financial measures because we believe it is non-recurring and is not indicative of our ongoing business operations.

•	Release of reserve against deferred tax assets. In the third quarter of fiscal 2006, in accordance with GAAP we released reserves against our deferred tax asset and recognized a corresponding benefit to income tax expense. We exclude this benefit from our non-GAAP financial measures because it is a non-cash benefit that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of this benefit facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include the release of reserves against deferred tax assets.

Except as noted below, we believe that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

•	Our management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income and non-GAAP earnings per share in internal reports used by Concur’s management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share as a measure that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

•	Because share-based compensation and amortization of acquired intangible assets are non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants - which are unpredictable and can vary dramatically from period to period - and external factors such as interest rates and the trading price and volatility of the company’s common stock. Excluding these share-based payments amounts improves comparability of the performance of the business across periods.

•	The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

•

To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.